Exhibit (d)(iv)

Amendment to Sub-Advisory Agreement

This Amendment dated as of April 30, 2013 (this “Amendment”) is to the Sub-Advisory Agreement dated as of November 1, 2011 (the “Agreement”), by and among ALPS Variable Investment Trust (formerly, Financial Investors Variable Insurance Trust) (the “Trust”), a Delaware statutory trust, ALPS Advisors, Inc. (the “Adviser”), a Colorado corporation, and Ibbotson Associates, Inc. (the “Sub-Adviser”), a Delaware corporation. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust, the Adviser and the Sub-Adviser wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, APPENDIX A of the Agreement is replaced in its entirety with the new APPENDIX A attached hereto and incorporated by referenced herein.

2.

The Agreement, as amended hereby, shall continue in effect with respect to the Ibbotson MVP ETF Portfolio for a period of more than two years from the date of this Amendment only so long as continuance is specifically approved at least annually in conformance with the Investment Company Act of 1940, as amended.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS VARIABLE INVESTMENT TRUST		ALPS ADVISORS, INC.
on behalf of the Portfolios

By:	/s/ Edmund J. Burke	By:	/s/ Thomas A. Carter
Name:	Edmund J. Burke	Name:	Thomas A. Carter
Title:	President	Title:	President

IBBOTSON ASSOCIATES, INC.

By:	/s/ Scott Wentsel
Name:
Title:

APPENDIX A

Ibbotson Conservative ETF Asset Allocation Portfolio

Ibbotson Income and Growth ETF Asset Allocation Portfolio

Ibbotson Balanced ETF Asset Allocation Portfolio

Ibbotson Growth ETF Asset Allocation Portfolio

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio

Ibbotson MVP ETF Portfolio